UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on May 1, 2017, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), completed its acquisition of Isle of Capri Casinos, Inc. (“Isle”).

The Company is filing this Current Report on Form 8-K to provide the audited consolidated balance sheets of Isle as of April 23, 2017 and April 24, 2016 and the audited consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the years ended April 23, 2017, April 24, 2016 and April 26, 2015, and the related notes thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	The audited consolidated balance sheets of Isle of Capri Casinos, Inc. as of April 23, 2017 and April 24, 2016 and the audited consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the years ended April 23, 2017, April 24, 2016 and April 26, 2015, and the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Resorts, Inc.

Date: September 11, 2017	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	The audited consolidated balance sheets of Isle of Capri Casinos, Inc. as of April 23, 2017 and April 24, 2016 and the audited consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the years ended April 23, 2017, April 24, 2016 and April 26, 2015, and the related notes thereto.